                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                           INTERNATIONAL PAPER COMPANY
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                                     * * * *

   The undersigned, Barbara L. Smithers, being the Vice President and Secretary of International Paper Company (the "Corporation"), hereby certifies:

1. The name of the corporation is International Paper Company.

2. The Certificate of Incorporation of said corporation was filed by the Department of State of New York on June 23, 1941, under the name of International Paper and Power Corporation.

3. (a) The Certificate of Incorporation of the Company, is amended to remove the address of the office of the corporation without changing the county location,

   (b) To effect the foregoing, Article IV is amended to read as follows: The office of the Corporation ( as defined in Section 103 of the New York Business Corporation Law) shall be in New York County, New York. The name of the registered agent which is to be the agent of the Corporation upon whom process against it may be served is CT Corporation System 111 Eighth Avenue, New York, New York 10011.

4. The amendment was authorized in the following manner: by majority vote of the Board of Directors at a meeting on June 12, 2001, (as defined in Section 803
   (b) (1) of the New York Business Corporation Law) to execute and file a Certificate of Amendment to the Certificate of Incorporation,

5. IN WITNESS WHEREOF, the undersigned has signed this certificate on the 12th of June, 2001 and hereby affirms the statements contained therein as true under penalties of perjury.

                                               INTERNATIONAL PAPER COMPANY

                                                   /s/ Barbara L. Smithers
                                                   -----------------------
                                                       Barbara L. Smithers
                                                   Vice President and Secretary